Exhibit 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


I, Jeffrey N. Tabin, Controller of First Aid Direct, Inc., certify that:

1. The periodic report fully complies with the requirements of Sections 13(a) or 15(d); and

2. Information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  July 15, 2003


                                   /s/  Jeffrey N. Tabin
                                   ---------------------
                                   Jeffrey N. Tabin
                                   Controller


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